Exhibit 99.1

NEWS RELEASE

For Immediate Release

February 16, 2012

MAXWELL TECHNOLOGIES REPORTS 2011 FINANCIAL RESULTS

Ultracapacitor Sales Up 42%; Total Revenue Up 29% vs. 2010

CONFERENCE CALL & WEBCAST AT 5 P.M. (EST) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $42.5 million for its fourth quarter ended December 31, 2011, up 24 percent over the $34.2 million recorded in the same period in 2010. Revenue for the fiscal year ended December 31, 2011, totaled $157.3 million, up 29 percent over the $121.9 million recorded in fiscal 2010.

Ultracapacitor revenue increased by 30 percent, to $26.2 million in Q411, compared with $20.2 million in the same period last year, and totaled $97.0 million for the full year, up 42 percent from the $68.5 million recorded in 2010. Sales of high voltage capacitor and microelectronics products totaled $16.3 million in Q411, up 16 percent from the $14.0 million recorded in Q410, and full year sales for those products totaled $60.3 million, up 13 percent from the $53.4 million recorded in 2010.

“Emerging ultracapacitor applications in backup power and stop-start idle elimination systems in micro hybrid autos augmented ongoing contributions from established customer bases in wind energy and hybrid bus drive systems to drive steadily increasing sales growth in 2011,” said David Schramm, Maxwell’s president and chief executive officer. “We have also introduced new products for the uninterruptible power supply (UPS) and engine starting markets that we expect to drive additional growth in the coming year.”

On a U.S. generally accepted accounting principles (GAAP) basis, operating income for the fourth quarter 2011 was $2.2 million, compared with an operating loss of $629,000 in Q410. GAAP operating income for the full year was $1.8 million, compared with an operating loss of $6.5 million in 2010. GAAP net income for Q411 was $1.6 million, or $0.06 per diluted share, compared with a net loss of $2.4 million or $0.09 per share, in Q410. GAAP net income for the full year was $849,000, or $0.03 per diluted share, compared with a net loss of $6.1 million, or $0.23 per share, in 2010. Fourth quarter 2010 operating loss and net loss comparisons are affected by:

•

Reclassification of assets from held for sale to held and used in Q410, including an increase of $520,000 in depreciation expense recorded in cost of revenue and an $880,000 asset impairment charge recorded in selling, general and administrative expense.

•

A non-cash loss of $1.3 million, or $0.05 per share, in Q410 based on the quarterly valuation of conversion features and warrants associated with convertible debentures issued in 2005. As the warrants were exercised in December 2010, and the convertible debentures were retired in February 2011, the Company no longer records gains or losses related to the warrants and conversion features.

On a non-GAAP basis, the Company reported operating income of $2.5 million in Q411 compared with $1.5 million in Q410. Non-GAAP operating income for the full year was $7.5 million compared with $3.2 million in 2010. Non-GAAP net income for Q411 was $1.9 million, or $0.07 per diluted share, compared with net income of $1.1 million or $0.04 per diluted share in Q410. Non-GAAP net income for the full year was $4.9 million, or $0.17 per diluted share compared with $1.3 million, or $0.05 per diluted share, in 2010. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

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MAXWELL TECHNOLOGIES REPORTS 2011 FINANCIAL RESULTS

GAAP gross margin was 38 percent in Q411, compared with 37 percent in Q410 and 40 percent in Q311. GAAP operating expenses totaled approximately $13.9 million, or 33 percent of revenue, in Q411 compared with $13.1 million, or 38 percent of revenue in Q410. Non-GAAP operating expenses totaled approximately $13.8 million, or 32 percent of revenue, in Q411 compared with $11.6 million, or 34 percent of revenue, in Q410. Cash and cash equivalents totaled $29.3 million as of December 31, 2011, compared with $31.0 million as of September 30, 2011. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the Company’s Annual Report on Form 10-K with the Securities & Exchange Commission.

In Q411, a settlement of the shareholder derivative suit involving certain of the Company’s past and current officers and directors was reached in principle. As previously disclosed, in 2010, two derivative lawsuits were filed alleging that certain past and current officers and directors failed to prevent the Company from violating the U.S. Foreign Corrupt Practices Act (“FCPA”). In Q411, all parties attended mediation and a settlement in principle was reached wherein $3.0 million would be paid to plaintiffs’ counsels, with $2.7 million to be paid by the Company’s insurer and $290,000 to be paid by the Company. In addition, the Company would be required to ensure that certain corporate governance measures are in place and enforced. The agreement is subject to, among other things, final court approval and notice to shareholders. Without admitting any wrong doing, the defendants to this suit entered into this settlement in order to expedite resolution of the matter and to relieve the defendants and the Company from further financial and resource burden.

Outlook: “Considering the impact of the Chinese New Year holidays and historic seasonality, we expect revenue to be lower by as much as five percent sequentially in the current first quarter compared with that reported in the fourth quarter,” Schramm said. “However, as previously stated, for the full year, we expect sales to grow at a rate similar to that experienced in 2011, and steadily improving operating performance should enable the company to continue to be profitable on a non-GAAP basis.”

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;

•	amortization of intangible assets;

•	expenses in prior periods for legal settlements;

•	gains or losses on embedded derivative and warrants in prior periods, and;

•	charges related to an asset previously classified as held-for-sale, including depreciation and impairment charges.

In addition, the company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the company’s results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the

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MAXWELL TECHNOLOGIES REPORTS 2011 FINANCIAL RESULTS

Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income (loss) from operations, net income (loss), and net income (loss) per share.

Management will conduct a conference call and simultaneous webcast to discuss 2011 financial results and the future outlook at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers, and entering the conference ID, MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company’s web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, automotive, transportation and information technology. Our high-voltage capacitors products help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•

risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice.

•	our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•

dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	successful acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	our ability to match production volume to actual customer demand;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities;

•	occurrence of a technology systems failure, network disruption, or breach in data security; and,

•	our ability to obtain sufficient capital to meet our operating or other needs.

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MAXWELL TECHNOLOGIES REPORTS 2011 FINANCIAL RESULTS

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-sec. All information in this release is as of February 16, 2012. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company’s expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue	$42,493	$34,228	$157,311	$121,882
Cost of revenue	26,345	21,711	95,254	74,995

Gross profit	16,148	12,517	62,057	46,887
Operating expenses:
Selling, general and administrative	8,516	8,327	37,741	35,413
Research and development	5,354	4,768	22,330	17,736
Amortization of intangibles	50	51	203	233

Total operating expenses	13,920	13,146	60,274	53,382

Income (loss) from operations	2,228	(629)	1,783	(6,495)
Interest expense, net	(21)	(44)	(109)	(188)
Amortization of debt discount and prepaid debt costs	—	(21)	(55)	(83)
Gain (loss) on embedded derivatives and warrants	—	(1,320)	1,086	2,341

Income (loss) before income taxes	2,207	(2,014)	2,705	(4,425)
Income tax provision	635	350	1,856	1,631

Net income (loss)	$1,572	$(2,364)	$849	$(6,056)

Net income (loss) per common share:
Basic	$0.06	$(0.09)	$0.03	$(0.23)
Diluted	$0.06	$(0.09)	$0.03	$(0.23)
Weighted average common shares outstanding:
Basic	27,851	26,486	27,637	26,234
Diluted	28,285	26,486	28,161	26,234

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$29,289	$39,829
Restricted cash	—	8,000
Trade and other accounts receivable, net	36,131	27,141
Inventories, net	27,232	19,290
Prepaid expenses and other current assets	3,125	2,713

Total current assets	95,777	96,973
Property and equipment, net	28,541	20,129
Intangible assets, net	1,111	1,651
Goodwill	24,887	24,956
Pension asset	6,359	5,321
Other non-current assets	261	781

Total assets	$156,936	$149,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$37,145	$28,115
Accrued warranty	258	449
Accrued employee compensation	6,243	6,079
Short-term borrowings and current portion of long-term debt	5,431	3,511
Deferred tax liability	499	1,373

Total current liabilities	49,576	39,527
Deferred tax liability, long-term	933	1,166
Long-term debt, excluding current portion	68	12,608
Other long-term liabilities	3,028	8,487

Total liabilities	53,605	61,788

Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 28,174 and 27,182 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	2,815	2,715
Additional paid-in capital	252,907	238,419
Accumulated deficit	(163,021)	(163,870)
Accumulated other comprehensive income	10,630	10,759

Total stockholders’ equity	103,331	88,023

Total liabilities and stockholders’ equity	$156,936	$149,811

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Gross Profit Reconciliation:
GAAP gross profit		$16,148	$16,549	$12,517	$62,057	$46,887
Stock-based compensation expense included in cost of sales	A	64	89	(6)	356	304
Amortization of intangible assets included in cost of sales	B	87	96	80	356	302
Impact of reclassification of assets from held for sale to held and used	F	—	—	520	—	520

Non-GAAP gross profit		$16,299	$16,734	$13,111	$62,769	$48,013

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$13,920	$15,302	$13,146	$60,274	$53,382
Stock-based compensation expense	A	(78)	(646)	(590)	(2,226)	(2,323)
Amortization of intangible assets	B	(50)	(51)	(51)	(203)	(233)
Accrual for settlements with the SEC and DOJ	C	—	—	—	—	(5,100)
Accrual for anticipated legal settlement	D	—	—	—	(2,600)	—
Impact of reclassification of assets from held for sale to held and used	F	—	—	(880)	—	(880)

Non-GAAP total operating expenses		$13,792	$14,605	$11,625	$55,245	$44,846

Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$2,228	$1,247	$(629)	$1,783	$(6,495)
Stock-based compensation expense	A	142	735	584	2,582	2,627
Amortization of intangible assets	B	137	147	131	559	535
Accrual for settlements with the SEC and DOJ	C	—	—	—	—	5,100
Accrual for anticipated legal settlement	D	—	—	—	2,600	—
Impact of reclassification of assets from held for sale to held and used	F	—	—	1,400	—	1,400

Non-GAAP income from operations		$2,507	$2,129	$1,486	$7,524	$3,167

Net Income (Loss) Reconciliation:
GAAP net income (loss)		$1,572	$298	$(2,364)	$849	$(6,056)
Stock-based compensation expense	A	142	735	584	2,582	2,627
Amortization of intangible assets	B	137	147	131	559	535
Accrual for settlements with the SEC and DOJ	C	—	—	—	—	5,100
Accrual for anticipated legal settlement, net of tax	D	—	—	—	2,035	—
Loss (gain) on embedded derivative and warrants	E	—	—	1,320	(1,086)	(2,341)
Impact of reclassification of assets from held for sale to held and used	F	—	—	1,400	—	1,400

Non-GAAP net income		$1,851	$1,180	$1,071	$4,939	$1,265

Diluted Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.06	$0.01	$(0.09)	$0.03	$(0.23)
Stock-based compensation expense	A	0.01	0.03	0.02	0.09	0.10
Amortization of intangible assets	B	—	—	0.01	0.02	0.02
Accrual for settlements with the SEC and DOJ	C	—	—	—	—	0.20
Accrual for anticipated legal settlement, net of tax	D	—	—	—	0.07	—
Loss (gain) on embedded derivative and warrants	E	—	—	0.05	(0.04)	(0.09)
Impact of reclassification of assets from held for sale to held and used	F	—	—	0.05	—	0.05

Non-GAAP diluted net income per share		$0.07	$0.04	$0.04	$0.17	$0.05

See notes on next page

Notes:

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Cost of revenue	$64	$89	$(6)	$356	$304
Selling, general and administrative	(4)	531	471	1,769	2,095
Research and development	82	115	119	457	228

Total stock-based compensation expense	$142	$735	$584	$2,582	$2,627

(B)	Amortization of intangible assets associated with acquisitions.
(C)	Accrual for settlements with the Securities and Exchange Commission and Department of Justice.
(D)	Amount represents the Q2 2011 accrual for the anticipated settlement of a legal matter of $2.6 million, or $2.0 million net of the related tax impact.
(E)	Loss (gain) on embedded derivatives and warrants associated with the Company’s convertible debt. As the warrants were exercised in December 2010, and the convertible debentures were retired in February 2011, the company no longer records gains or losses related to the warrants and conversion features.
(F)	The impact of the reclassification of assets from held for sale to held and used in the fourth quarter of 2010 includes a $520,000 depreciation adjustment recorded in cost of revenue, and an $880,000 asset impairment charge recorded in selling, general and administrative expense.